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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K
                                 CURRENT REPORT

                                 ---------------


                        PURSUANT TO SECTION 13 OR 15 (D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                  APRIL 1, 1999

                DATE OF REPORT (DATE OF EARLIEST EVENT RECORDED)

                          FIRST LIBERTY FINANCIAL CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        COMMISSION FILE NUMBER: 0-14417


                                 ---------------

               GEORGIA                                  58-1680650
       (State of Incorporation)          (I.R.S. Employer Identification Number)

                                201 SECOND STREET
                                 MACON, GA 31297
                    (Address of Principal Executive Offices)


                                 (912) 743-0911
              (Registrant's Telephone Number, Including Area Code)

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ITEM 5.  OTHER EVENTS

         On April 1, 1999, First Liberty Financial Corp. ("FLFC") completed the acquisition by merger of Vidalia Bankshares, Inc. ("VBI"), in Vidalia, Georgia, pursuant to the Agreement and Plan of Merger dated as of October 30, 1998, as amended. Each VBI stockholder received 3.919 shares of FLFC common stock in exchange for each share of VBI common stock, resulting in the issuance of 653,070 shares of FLFC common stock. The transaction was accounted for as a pooling-of-interests. Accordingly, the accompanying supplemental consolidated financial statements of FLFC as of September 30, 1998 and 1997 and for each of the three years in the period ended September 30, 1998 included in this Current Report on Form 8-K have been prepared as though the merger with VBI had been completed on or before March 31, 1999. These supplemental financial statements should be read in conjunction with the historical financial statements of FLFC for such periods contained in Form 10-K for the year ended September 30, 1998.

         Additionally, the supplemental consolidated financial statements of FLFC as of March 31, 1999 and 1998 and for the three and six month periods then ended included in this Current Report on Form 8-K have been prepared as though the merger with VBI had been completed on or before March 31, 1999.

         On April 28, 1999, it was announced that FLFC had agreed to be acquired by BB&T Corporation ("BB&T") of Winston-Salem, North Carolina, pursuant to an Agreement and Plan of Reorganization dated as of April 27, 1999 (the "Merger Agreement"). The Merger Agreement has been approved by the boards of directors of both companies.

         At the effective time of the merger, FLFC will be merged with and into BB&T and BB&T will be the surviving corporation. Each share of FLFC common stock will be converted into the right to receive a portion of a share of BB&T common stock that will depend on the average reported closing price of BB&T common stock on the New York Stock Exchange Composite Transaction List for the 10 trading days ending on the tenth calendar day preceding the effective time of the merger (the "Closing Value"). If the Closing Value is at least $38.22 but not more than $39.12, each share of FLFC common stock will be converted into the right to receive an amount of BB&T common stock with a value equal to $33.25 divided by the Closing Value; if the Closing Value is less than $38.22, each share of FLFC common stock will be converted into the right to receive 0.87 of a share of BB&T common stock; and if the Closing Value is more than $39.12, each share of FLFC common stock will be converted into the right to receive 0.85 of a share of BB&T common stock. BB&T common stock is traded under the symbol "BBT."

         The obligations of BB&T and FLFC to carry out the merger are subject to the satisfaction of certain conditions at or before the effective time, which conditions include approval by the stockholders of FLFC and bank regulatory authorities, as well as certain other conditions which are common to transactions of this type, including the execution of employment agreements by certain executive officers of FLFC. The Transaction is expected to close in the fourth quarter of 1999. FLFC common stock will continue to be traded under the Nasdaq symbol "FLFC" until the completion of the merger.

         In connection with the Merger Agreement, FLFC also executed in favor of BB&T a Stock Option Agreement dated as of April 27, 1999, allowing BB&T to purchase up to 2,838,708 shares of FLFC common stock at a price of $25.00 per share under certain circumstances.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT            DESCRIPTION

11       Computation of Earnings Per Share.                   Filed herewith as Note 2 of the
                                                              "Notes to Consolidated Financial Statements."

99.1     Report of Independent Accountants                    Filed herewith.

99.2     FLFC's supplemental audited financial                Filed herewith.
         statements and notes thereto, including
         the accounts of Vidalia Bankshares, Inc.
         As of September 30, 1998 and 1997, and
         for each of the three years in the period
         ended September 30, 1998.

99.3     FLFC's supplemental five year selected financial     Filed herewith.
         data, including the accounts of  Vidalia. As of
         and for each of the five years in the period
         ended September 30, 1998.

99.4     FLFC's supplemental unaudited financial              Filed herewith.
         statements and notes thereto, including
         the accounts of Vidalia Bankshares, Inc.
         As of March 31, 1999 and September 30, 1998,
         and for both the three and six month periods
         ended March 31, 1999 and 1998.

99.5     FLFC's supplemental six month selected financial     Filed herewith.
         Data, including the accounts of Vidalia. As of
         and for the six month periods ended March 31,
         1999 and 1998.

99.6     Merger Agreement between BB&T Corporation            Filed herewith.
         and First Liberty Financial Corp.

99.7     Stock Option Agreement between BB&T and FLFC         Filed herewith.

99.8     Press Release announcing the merger between          Filed herewith.
         BB&T and FLFC


27.1     Restated Financial Data Schedule (for SEC use only)

27.2     Restated Financial Data Schedule (for SEC use only)

27.3     Restated Financial Data Schedule (for SEC use only)

27.4     Restated Financial Data Schedule (for SEC use only)

27.5     Restated Financial Data Schedule (for SEC use only)



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                                    SIGNATURE

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, HEREUNTO DULY AUTHORIZED.

                                      FIRST LIBERTY FINANCIAL CORP. (Registrant)

Date: July 30, 1999                   By: /s/  DAVID L. HALL
                                      ------------------------------------------
                                      David L. Hall
                                      Executive Vice President and Chief
                                      Financial Officer


                                      By: /s/  MICHAEL B. SMITH
                                      ------------------------------------------
                                      Michael B. Smith
                                      First Vice President and Controller



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